Exhibit 10.19

EXECUTION COPY

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of this 31st day of October, 2004, by and between Real Mex Restaurants, Inc., a Delaware corporation (the “Company”) and Steven Lau Tanner (the “Employee”).

WHEREAS, the Company regards the Employee as a key employee and in connection with his employment by the Company effective January 12, 2004, the Company has determined that it would be in the best interests of the Company and its stockholders to issue a certain number of shares of restricted Series C 15% Cumulative Compounding Participating Preferred Stock, par value $0.001 per share of the Company (the “Series C Preferred Stock”) and to issue a certain number of shares of restricted Series A 12.5% Cumulative Compounding Preferred Stock, par value $0.001 per share of the Company (the “Series A Preferred Stock”) and to issue a certain number of shares of restricted Series B 13.5% Cumulative Compounding Preferred Stock, par value $0.001 per share of the Company (the “Series B Preferred Stock”) to the Employee as an inducement for him to remain in the employ of the Company and as an incentive for his continuing effort during his employment with the Company; and

WHEREAS, the Restricted Shares (as defined below) shall, subject to the terms and conditions set forth herein, be non-transferable and subject to forfeiture and repurchase by the Company in certain cases;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.                                       Issuance and Sale of Restricted Shares.  Subject to the restrictions, terms and conditions of this Agreement, the Company hereby issues to the Employee 232 shares of the Company’s Series C Preferred Stock, 295 shares of the Company’s Series A Preferred Stock and 208 shares of the Company’s Series B Preferred Stock (collectively the “Restricted Shares”).  Subject to the restrictions, terms and conditions of this Agreement, the Employee hereby purchases the Restricted Shares for a purchase price of $594,208 payable as follows:

	Restricted Shares	Purchase Price	Original Consideration	Additional Consideration
Series C Preferred Stock	232	$414,000	$232	$413,768
Series A Preferred Stock	295	180,000	295	179,705
Series B Preferred Stock	208	208	208	0
		$594,208	$735	$593,473

(a)                                  $1.00 per share of Restricted Shares ($735) is being paid by the Employee to the Company as of the date hereof (the “Original Consideration”); and

(b)                                 the remaining price for the Restricted Shares ($593,473) (the “Additional Consideration”) is payable by the Employee to the Company upon the occurrence of a Liquidity

Event (as defined below).  In the event that the Additional Consideration is not paid when due, the Employee shall forfeit the Restricted Shares and there shall be no further recourse to the Employee.

2.                                       Vesting of Restricted Shares.

(a)                                  The Restricted Shares so issued to the Employee shall vest only upon the occurrence of the following events:  (i) a sale of the Company to an unaffiliated third person, whether by merger, consolidation, reorganization, sale of all or substantially all of the Company’s assets, or sale of a majority of the outstanding shares of the Company’s capital stock, (ii) an Initial Public Offering (as defined below), and (iii) for each series of Preferred Stock, a voluntary redemption of that series of Preferred Stock at the option of the Company in connection with a refinancing or similar event (each of the events described in clause (i), (ii) and (iii) above, a “Liquidity Event”, and for item (iii) the Liquidity Event shall only be for that series of Preferred Stock voluntarily redeemed.

(b)                                 Until vested in accordance with Section 2(a) hereof, the Restricted Shares shall be held by the Company on behalf of the Employee in a custodial capacity.  The Restricted Shares shall bear the legend(s) required by Paragraph 6 of this Agreement.  Upon the occurrence of a Liquidity Event, the Restricted Shares shall immediately vest in full and, upon receipt by the Company of the payment by the Employee of the Additional Consideration pursuant to Section 2(c) below, the Company shall promptly release the Restricted Shares to the Employee.

(c)                                  Upon the occurrence of a Liquidity Event, the Employee shall pay to the Company an amount equal to the Additional Consideration by wire transfer in same day funds to an account designated by the Company to the Employee.

For purposes of this Section 2, an “Initial Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (other than a Special Registration Statement or a registration statement relating to a Unit Offering (in each case as defined below)) in respect of the offer and sale of shares of Class A Common Stock, par value $.001 per share of the Company (the “Common Stock”) for the account of the Company resulting in aggregate net proceeds to the Company and any stockholders selling shares of Common Stock in such offering of not less than $20,000,000; “Special Registration Statement” means a registration statement on Form S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company’s employees or security holders or used in connection with the acquisition of the business of another person or entity; and “Unit Offering” shall mean a public offering of a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.                                       Representations and Warranties of the Employee.  The Employee hereby represents and warrants to and covenants with the Company as follows:

(a)                                  The Employee has full legal right and capacity to enter into this Agreement and to perform his obligations hereunder without the need for the consent of any other person or entity; this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Employee enforceable against the Employee in accordance with the terms hereof; and the execution, delivery and performance of this Agreement by the Employee do not contravene or violate any laws, rules or regulations applicable to him.

(b)                                 The Restricted Shares being acquired hereunder are being acquired by such Employee for investment and not with a view to any distribution thereof that would violate the Securities Act or the applicable state securities laws of any state; and such Employee will not distribute the Restricted Shares in violation of the Securities Act or the applicable securities laws of any state.

(c)                                  The Employee understands that the Restricted Shares being acquired hereunder have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless transfer thereof is subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

(d)                                 The Employee is financially able to hold the Restricted Shares being acquired hereunder for long-term investment, believes that the nature and amount of the Restricted Shares being purchased are consistent with such Employee’s overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Restricted Shares.

(e)                                  The Employee acquiring Restricted Shares hereunder confirms that (i) the Employee is familiar with the business of the Company, (ii) the Employee has had the opportunity to ask questions of the officers and directors of the Company and to obtain (and that the Employee has received to its satisfaction) such information about the business and financial condition of the Company as he has reasonably requested, and (iii) the Employee has such knowledge and experience in financial and business matters such that such Employee is capable of evaluating the merits and risks of the prospective investment in the Restricted Shares.

(f)                                    The Employee’s residence and social security number are as set forth below the Employee’s signature to this Agreement.

(g)                                 In formulating a decision to enter into this Agreement, such Employee has relied solely upon an independent investigation of the Company’s business and upon consultations with the Employee’s legal and financial advisors with respect to this Agreement and the nature of the Employee’s investment.

(h)                                 Such Employee represents and warrants to the Company that it qualifies as an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

4.                                       Securities Holders Agreement.  The Employee hereby acknowledges and agrees that the Restricted Shares shall be treated as “Securities” under the Amended and Restated Securities Holders Agreement, dated as of June 28, 2000, among the Company, Bruckmann, Rosser, Sherrill & Co., L.P., Furman Selz Investors II, L.P. and the other investors named therein, as amended from time to time in accordance with its terms (the “Securities Holders Agreement”).

5.                                       Rights of Stockholder.  Subject to the applicable terms and provisions of the Delaware General Corporation Law (or other applicable law), the Securities Holders Agreement and this Agreement, the Employee shall have all the rights of a stockholder with respect to the Restricted Shares, including, without limitation (a) the right to vote the Restricted Shares and to receive all cash dividends or other cash distributions paid or made with respect thereto, and (b) the right to receive (i) any stock and other securities of the Company (or any corporation which shall be combined with or into which the Company shall be merged) and (ii) any other assets which are distributed with respect to, or in exchange for, the Restricted Shares; provided, however, that the Employee agrees that (x) the stock and other securities and other assets as described above shall be subject to the same restrictions as herein provided with respect to the Restricted Shares and shall continue to be held by the Company, as custodian, in accordance with and subject to the same terms and conditions herein provided with and respect to the Restricted Shares and (y) any cash dividends or any distributions paid or made with respect to any unvested Restricted Shares shall be held in escrow by the Company, as escrowee for the benefit of the Employee, until such time as the Restricted Shares with respect to which any such cash dividends or cash distributions were paid or made vest in accordance with Section 2 hereof.  The Employee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Employee with any protection against potential future dilution of his stockholder interest in the Company for any reason.

6.                                       Restricted Share Certificate.  Upon the issuance of the Restricted Shares pursuant to Section 1 hereof, the Company shall prepare a share certificate or share certificates registered in the name of the Employee (but held by the Company as custodian until such Restricted Shares shall vest in accordance with Section 2(a) hereof) bearing the following legend (and any other legends determined by the Company to be required by any applicable law):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL,

SATISFACTORY TO REAL MEX RESTAURANTS, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT, BY AND AMONG REAL MEX RESTAURANTS, INC. AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF REAL MEX RESTAURANTS, INC.  THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND BETWEEN MR. STEVEN L.TANNER AND THE COMPANY, AND THE COMPANY RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE MET.

7.                                       Non-transferability.  Subject to the terms and provisions of this Agreement and the Securities Holders Agreement, the vested Restricted Shares received under this Agreement may be sold by the Employee (unless such sale would violate any applicable securities laws).  Unvested Restricted Shares issued to the Employee pursuant to this Agreement may not be sold, pledged or otherwise transferred in any way (including, without limitation, in connection with the exercise of any “tag-along” or similar rights of the Employee pursuant to the Stockholders Agreement of otherwise), and shall not be subject to execution, attachment, or similar process.  Any attempt to sell, transfer, pledge, or otherwise dispose of or hypothecate any of the Restricted Shares contrary to the terms and provisions of this Agreement, or the levy of any execution, attachment or similar process upon the Restricted Shares, shall be null and void and without legal force or effect.

8.                                       The Company’s Obligation to Repurchase Unvested Restricted Shares; Forfeiture of Unvested Restricted Shares.  The Employee and the Company agree that, upon the termination of the Employee’s employment with the Company for any reason at any time (including, without limitation, upon the Employee’s death, permanent disability or otherwise), the Company shall redeem by purchase, and the Employee shall be obligated to sell to the Company, all of the unvested Restricted Shares then held by the Employee.  The price to be paid to the Employee by the Company for each such unvested Restricted Shares shall be the Original Consideration per share.  Such redemption transaction shall close on a date to be determined by the Company and reasonably acceptable to the Employee, but in no event shall such closing occur more than 60 days after the effective date of any termination of the Employee’s employment.  Regardless of whether the Company makes the payment described in this Section 8 to the Employee upon any such termination of the Employee’s employment, all Restricted Shares that are unvested as of the date of the Employee’s termination for any reason shall be forfeited as of the date of any such termination (and shall be returned to the Company’s treasury for cancellation).  In addition, all (x) stock and securities and other assets and (y) any cash dividends or distributions paid in respect of the unvested Restricted Shares as of the date of the Employee’s termination for any reason shall also be forfeited.

9.                                       No Corporate Restrictions; Restricted Stock Not to Affect Employment.  Nothing contained in this Agreement shall be deemed to prevent the Company from taking any corporate action which it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on the value of any of the Restricted Shares issued to the Employee (and the Employee and/or any other person or entity shall have no claim against the Company, its directors or its shareholders as a result of any such actions).  The Restricted Shares granted hereunder shall not confer upon the Employee any right to continue in the employment of the Company.

10.                                 Notices.  All notices and requests hereunder shall be in writing and delivered personally, by facsimile transmission, telex, telecopy or sent by overnight courier or via certified mail, return receipt requested, postage prepaid, properly addressed as follows:

To the Company, at:	Real Mex Restaurants, Inc..
4001 Via Oro Avenue
Suite 200
Long Beach, CA 90810
Attention: Chairman of the Board
Facsimile No.: (310) 834-2762

To the Employee, at:	Mr. Steven L. Tanner
[Intentionally withheld]

or such other address as may be stated in a notice given as hereinabove provided.

11.                                 Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior agreements or prior understanding, whether oral or written, between the parties relating to such subject matter.  No modification or amendment of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

12.                                 Withholding; Taxes.  As a condition precedent to the actual receipt of any certificates for any vested Restricted Shares, the Employee shall, at the time the Restricted

Shares vest, pay to the Company in cash an amount equal to the applicable withholding, excise, employment or other taxes determined by the Company as being required to be withheld or collected under applicable federal, state or local laws; provided, however that in lieu of such cash payment, the Company may redeem a number of such vested Restricted Shares having a fair market value (as determined in good faith by the board of directors of the Company) equal to such applicable withholding, excise, employment or other taxes.  Furthermore, the Company shall have the right to deduct and withhold any such applicable taxes from, or in respect of, any dividends or other distributions paid on the Restricted Shares.  All taxes, if any, on any payments to the Employee hereunder shall be the responsibility of and shall be paid by the Employee.

13.                                 Compliance with Laws.  The issuance of the Restricted Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto, and the Company shall not be obligated to issue or deliver any of the Restricted Shares pursuant to this Agreement if such issuance or delivery would violate any such requirements.  The foregoing shall not, however, be deemed to require the Company to effect any registration or the Restricted Shares under any such law or rules or regulations.

14.                                 Binding Agreement.  This Agreement shall inure to the benefit of and be binding upon, and enforceable by (a) the Company and its successors and assigns, and (b) the Employee and his heirs, estate, legal representatives or other beneficiaries; provided, however, that the Employee shall not be entitled to assign or otherwise transfer any of its rights hereunder without the prior written consent of the Company.

15.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws.

16.                                 References to the Employee.  For purposes of this Agreement, any reference to the Employee shall include, if appropriate, his spouse, heirs, legatees, devisees, estate, legal representatives and/or other beneficiaries.

17.                                 Miscellaneous.  No benefit under this Agreement shall be taken into account in determining any benefits under any retirement, profit-sharing, life insurance or other employee benefit plan maintained by the Company.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the day and year above written.

REAL MEX RESTAURANTS, INC.

By:	/s/ Harold O. Rosser
Name: Harold O. Rosser
Title: Compensation Committee Chairman of the Board of Directors

/s/ Steven Lau Tanner
Steven Lau Tanner
[Intentionally withheld]